Execution Version
Exhibit 1.1
LENNAR CORPORATION
$700,000,000
5.200% Senior Notes due 2030
Underwriting Agreement
New York, New York
May 12, 2025
BofA Securities, Inc.
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Mizuho Securities USA LLC
Wells Fargo Securities, LLC
as Representatives of the Underwriters
named on Schedule I hereto
c/o BofA Securities, Inc.
One Bryant Park,
New York, New York 10036

c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020

c/o Wells Fargo Securities, LLC
550 South Tryon Street
Charlotte, North Carolina 28202

Ladies and Gentlemen:
Lennar Corporation, a corporation organized under the laws of Delaware (the “Company”), and each of the direct or indirect wholly owned subsidiaries of the Company listed on Schedule II hereto (the “Guarantors”) hereby confirm their agreement with the underwriters named on Schedule I hereto (each, an “Underwriter” and collectively, the “Underwriters”) for whom BofA Securities, Inc., Goldman Sachs

& Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC and Wells Fargo Securities, LLC (the “Representatives”) are acting as representatives, as set forth below.
Subject to the terms and conditions herein contained, the Company agrees to issue and sell to the Underwriters $700,000,000 aggregate principal amount of the Company’s 5.200% Senior Notes due 2030 (the “Notes”). The Notes will be issued pursuant to the terms of an Indenture, dated as of December 31, 1997 (the “Base Indenture”), as supplemented by a Fifteenth Supplemental Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) among the Company, the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”). The Notes will, under certain circumstances, be unconditionally guaranteed (collectively, the “Guarantees”) jointly and severally, by some or all of the Guarantors. The Notes and the Guarantees are collectively referred to herein as the “Securities.”
In connection with the sale of the Securities, the Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-269537), which contains a base prospectus (the “Base Prospectus”) to be used in connection with the public offer and sale of securities of the Company, including the Securities. Such registration statement, as amended through the date hereof, including the financial statements, exhibits and schedules thereto and the documents incorporated by reference therein, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Act, is called the “Registration Statement.” Any preliminary prospectus supplement that describes the Securities and the offering thereof and is used prior to the filing of the Final Prospectus is hereafter called, together with the Base Prospectus, a “Preliminary Prospectus.” The term “Final Prospectus” shall mean the final prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) under the Act after the Applicable Time (as defined below), together with the Base Prospectus. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act; any reference to any amendment or supplement to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include any information and documents filed after the date of such Registration Statement, Base Prospectus, Preliminary Prospectus or Final Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), and incorporated by reference in such Registration Statement, Base Prospectus, Preliminary Prospectus or Final Prospectus, as the case may be. The term “General Disclosure Package” shall mean (i) any Preliminary Prospectus, as amended or supplemented, (ii) any “issuer free writing prospectus” (as defined in Rule 433 under the Act) (each, an “Issuer Free Writing Prospectus”) identified in Schedule III hereto, (iii) any other “free writing prospectus” (as defined in Rule 405 under the Act) that the parties hereto shall hereafter expressly agree in writing to treat as part of the General Disclosure Package, and (iv) the Pricing Term Sheet (as defined in Section 5(b) hereof).
Each of the Preliminary Prospectus and the Final Prospectus sets forth or incorporates, or will set forth or incorporate, a description of the terms of the Securities, the terms of the offering of the Securities, a description of the Company and any material developments relating to the Company occurring after the date of the most recent historical financial statements incorporated by reference therein. Unless stated to the contrary, all references herein to (i) the Final Prospectus are to the Final Prospectus at the date thereof and (ii) the Preliminary Prospectus or the General Disclosure Package are to the Preliminary Prospectus or the General Disclosure Package as of the Applicable Time and shall not be deemed to include any amendment or supplement thereto subsequent to the date thereof or any information filed under the Exchange Act, subsequent to the date thereof which is incorporated by reference therein. As used herein, “Applicable Time” means 2:40 p.m. (New York City time) on May 12, 2025, or such other time as agreed to by the Company and the Representatives.
1.Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors jointly and severally represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1:
(a)The Company meets the requirements for use of, and is eligible to use, Form S-3 under the Act. The Company has prepared and filed with the Commission the Registration Statement, including the related Base Prospectus, for registration under the Act of the offering and sale of securities of the Company, including the Securities. The Registration Statement, including any amendments thereto filed prior to the Applicable Time, became, or will become, effective upon filing. The Company has filed with the Commission a Preliminary Prospectus relating to the Securities, which has previously been furnished to the Underwriters. The Company will file with the Commission the Final Prospectus relating to the Securities in accordance with Rule 424(b) under the Act. As filed, the Final Prospectus shall contain all information required by the Act, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriters prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised the Underwriters, prior to the Applicable Time, will be included or made therein. The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x) under the Act. The date on which the Registration Statement first became effective was not earlier than the date that is three years before the Applicable Time. No stop order suspending the effectiveness of the Registration Statement or any notice objecting to the Company’s use of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened.
(b)Each of the Registration Statement and any post-effective amendment thereto, at the respective times the Registration Statement and such post-effective amendment thereto became effective and as of the date hereof and as of the Closing Date (as defined herein), (i) complied or will comply (as applicable) in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act, and (ii) did not and will not (as applicable) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The preceding sentence does not apply to (A) statements in or omissions from the Registration Statement and any post-effective amendment thereto based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof, or (B) the part of the Registration Statement and any post-effective amendment thereto that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee.
(c)Each of the Preliminary Prospectus and the Final Prospectus (and any supplement thereto), when filed with the Commission and as of the date hereof and as of the Closing Date, (i) complied or will comply (as applicable) in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act, and (ii) did not or will not (as applicable) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The preceding sentence does not apply to (A) statements in or omissions from the Preliminary Prospectus and the Final Prospectus (and any supplement thereto) based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof, or (B) the part of the Preliminary Prospectus and the Final Prospectus (and any supplement thereto) that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee.
(d)The Base Indenture, when filed with the Commission, complied in all material respects with the applicable requirements of the Trust Indenture Act and was duly qualified as an indenture under the Trust Indenture Act.
(e)(i) The General Disclosure Package and (ii) each electronic road show distributed by or on behalf of the Company, when taken together as a whole with the General Disclosure Package, does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.
(f)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption in Rule 163 under the Act, and (iv) at the Applicable Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 under the Act. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.
(g)(i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an Ineligible Issuer.
(h)Each Issuer Free Writing Prospectus and the Pricing Term Sheet prepared and filed pursuant to Section 5(b) hereof does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.
(i)The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the General Disclosure Package and the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent of failures to qualify that could not in the aggregate reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.
(j)Each consolidated subsidiary of the Company that is directly or indirectly at least 50% owned by the Company (including each of the Guarantors) has been duly incorporated or organized, is validly existing as an entity in good standing under the laws of the jurisdiction of its incorporation or organization, has the power and authority to own its property and to conduct its business as described in the General Disclosure Package and the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent of failures to qualify that could not in the aggregate reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or other ownership interests of each consolidated subsidiary of the Company that is directly or indirectly at least 50% owned by the Company (including each of the Guarantors) have been duly and validly authorized and issued, are fully paid and non-assessable and, except as described in the General Disclosure Package and the Final Prospectus, all of the shares of capital stock or other ownership interests that are described as being owned by the Company (including all the shares of capital stock or other ownership interests in each of the Guarantors) are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims.
(k)This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors; the Base Indenture has been duly authorized by the Company and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms; the Supplemental Indenture has been duly authorized by the Company and the Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company and the Guarantors, will constitute a legal, valid and binding instrument enforceable against the Company and each of the Guarantors in accordance with its terms and the Base Indenture will constitute a legal, valid and binding instrument enforceable against the Guarantors in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); the Notes have been duly authorized by the Company, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).
(l)The Guarantees will be in the form contemplated by the Indenture. The Guarantees have been duly authorized by the Guarantors and, when executed and delivered by each of the Guarantors in accordance with the provisions of the Indenture, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Guarantors, entitled to the benefits of the Indenture and enforceable against the Guarantors in accordance with their terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).
(m)Each of the Indenture and the Securities conforms in all material respects to the description thereof contained in the General Disclosure Package and the Final Prospectus.
(n)The shares of Class A Common Stock and Class B Common Stock of the Company that are outstanding have been duly authorized by the Company and are validly issued, fully paid and non-assessable; and the holders of the outstanding shares of capital stock of the Company are not entitled to any preemptive or other rights to subscribe for the capital stock or any other securities of the Company; and, except as set forth in the General Disclosure Package and the Final Prospectus or otherwise disclosed in writing to the Underwriters, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock or other securities of the Company are outstanding.
(o)No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the execution, delivery and performance by the Company and the Guarantors (as applicable) of this Agreement, the Indenture or the Securities, the issuance and sale of the Securities or the transactions contemplated herein, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the General Disclosure Package and the Final Prospectus.
(p)Neither the issuance and sale of the Securities nor the consummation of any other of the transactions contemplated herein or in the General Disclosure Package and the Final Prospectus, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or result in imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, credit agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or by which it is bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except as set forth in the General Disclosure Package and the Final Prospectus.
(q)There has not occurred any material adverse change, or any development, that involves a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the General Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(r)No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(s)The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the General Disclosure Package and the Final Prospectus present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company and its subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the other financial and statistical information and data set forth or incorporated by reference in the General Disclosure Package and the Final Prospectus are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. The interactive data in eXtensible

Business Reporting Language included or incorporated by reference in the General Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(t)Deloitte & Touche LLP, who have certified certain consolidated financial statements of the Company and its subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the General Disclosure Package and the Final Prospectus, are independent registered public accountants within the meaning of the Act and the Exchange Act.
(u)Each of the Company and its subsidiaries has good and marketable title to all real property described in the General Disclosure Package and the Final Prospectus as being owned by it and good and marketable title to the leasehold estate in the real property described therein as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the General Disclosure Package and the Final Prospectus or such as would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus (exclusive of any supplement thereto). All leases, contracts and agreements, including those referred to in the General Disclosure Package and the Final Prospectus to which the Company or any of its subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or any such subsidiary, are valid and enforceable against the other party or parties thereto and are in full force and effect, except where the failure to be valid and enforceable against the other party or other parties thereto or to be in full force and effect would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(v)None of the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, credit agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the cases of clauses (ii) and (iii) for such violations and defaults that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business. No holders of any series of outstanding securities of the Company have (x) directly notified the Company or, to the Company’s best knowledge, notified the Trustee of any default with respect to such securities or (y) declared the principal and accrued interest, if any, on such securities to be due and payable.
(w)The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except to the extent the failure to possess the same could not in the aggregate reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(x)Each of the Company and the Guarantors is not and, after giving effect to the offering and the sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(y)The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions of the time for filing thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise)), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(z)No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(aa)The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(ab)Except as described in or contemplated by the General Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(ac)The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the General Disclosure Package and the Final Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(ad)Except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), the Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety or the environment, or the release, manufacture, processing, distribution, use, generation, treatment, storage, transport or handling of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, nor been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, liability or “potentially responsible party” status would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.
(ae)In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(af)Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course and without default) or to any such plan under Title IV of ERISA.
(ag)The subsidiaries listed on Annex A attached hereto include all the significant subsidiaries of the Company as defined in Rule 1-02 of Regulation S-X.

(ah)Except as could not in the aggregate reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole:
(i)The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business in all material respects as now conducted or as proposed in the General Disclosure Package and the Final Prospectus to be conducted;
(ii)There are no conflicting rights of third parties to any such Intellectual Property;
(iii)There is no material infringement by third parties of any such Intellectual Property;
(iv)There is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim;
(v)There is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim;
(vi)There is no pending or, to the Company’s best knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.
(ai)Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company does not have any material lending or other relationship with any bank or firm that the Company believes to be a lending affiliate of any of the Underwriters. The Company intends to use the proceeds from the sale of the Securities hereunder for the purposes described in the General Disclosure Package and the Final Prospectus under the caption “Use of Proceeds.”
(aj)The offering or sale of the Securities as contemplated by this Agreement does not give rise to any rights, other than those that have been waived or satisfied, for or relating to the registration of any securities of the Company or the Guarantors.
(ak)The Company has established and maintains disclosure controls and procedures and internal controls over financial reporting (as such terms are defined in Rule 13a-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s chief executive officer and its chief financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; such internal controls over financial reporting are designed to provide reasonable assurance regarding the reliability of financial reporting and of the preparation of financial statements in accordance with generally accepted accounting principles and are effective to perform the functions for which they are designed; since the date of the most recent evaluation of internal controls over financial reporting, there have been no significant changes in disclosure controls and procedures and internal control over financial reporting or in other factors that could significantly affect disclosure controls and procedures and internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers and principal financial officers of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated thereunder, and the statements contained in any such certification are complete and correct; and the Company is and, to the best knowledge of the Company, all of its directors and executive officers (in their capacity as such) are, otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act that are effective.
(al)Neither the Company nor any of the Guarantors has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.
(am)Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no business relationships or related party transactions which would be required to be disclosed in a registration statement under the Act by Item 404 of Regulation S-K of the Commission, and each description in the General Disclosure Package and the Final Prospectus of a business relationship or related party transaction is a fair and accurate description of the relationships and transactions so described in all material respects.
(an)The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. Each document filed, or to be filed prior to the closing of transactions contemplated by this Agreement, by the Company pursuant to the Exchange Act and incorporated, or to be incorporated, by reference in the General Disclosure Package and the Final Prospectus (or any amendment or supplement thereto) at the time filed with the Commission conformed, or will conform, in all material respects with the Exchange Act.
(ao)Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of (i) the Foreign Corrupt Practices Act of 1977, as amended (and the rules and regulations thereunder) (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, (ii) the U.K. Bribery Act 2010, as amended (and the rules and regulations thereunder), or (iii) any similar law of any other relevant jurisdiction (and the rules or regulations thereunder) (collectively, the “Anti-Corruption Laws”); and the Company, its subsidiaries and, to the best knowledge of the Company, its affiliates have conducted their businesses in compliance with the Anti-Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Anti-Corruption Laws.
(ap)The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(aq)None of the Company, any of its subsidiaries or, to the best knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is currently (i) included on the List of Specially Designated Nationals and Blocked Persons (the “SDN List”) maintained by the Office of Foreign Assets Control of the U.S. Department of the

Treasury (“OFAC”), (ii) subject to, or controlled or 50% or more owned by, an individual or entity that is currently the subject of any sanctions administered or enforced by OFAC, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce, the United Nations Security Council, the European Union, or His Majesty’s Treasury (“HMT”) of the United Kingdom (collectively, “Sanctions” and such persons, “Sanctioned Persons” ), or (iii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealings with that country or territory, as of the date hereof, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the non-government controlled areas of the Kherson and Zaporizhzhia oblasts of Ukraine or the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria (collectively, “Sanctioned Countries”); and the Company shall not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing or facilitating the activities or business of or with any Sanctioned Person or an individual or entity that is the subject of Sanctions or in any Sanctioned Country or in any manner, in each case, that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, neither the Company nor any of the Company’s subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country that at such time was subject to Sanctions, in violation of Sanctions, nor does the Company or any of the Company’s subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country in violation of Sanctions.
(ar)Except as could not in the aggregate reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole:
(i)The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and, to the Company’s best knowledge, are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants;
(ii)The Company and its subsidiaries have undertaken commercially reasonable efforts to implement and maintain commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including any such data defined as “personal information”, “personally identifiable information”, “sensitive personal information” under applicable data protection laws (such data, “Personal Data”)) used in connection with their businesses, and, to the Company’s best knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without cost or liability or the duty to notify any other person, nor any known investigations relating to the same; and
(iii)The Company and its subsidiaries are presently in compliance with (i) all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, in each case, relating to the processing of Personal Data (ii) publicly available privacy policies and (iii) contractual obligations relating to the privacy and security of the Company’s IT Systems (and Personal Data stored thereon).
    Any certificate signed by any officer of the Company or any Guarantor and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or such Guarantor (as applicable), as to the matters covered thereby, to each Underwriter.

2.Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.369% of their principal amount, plus accrued interest, if any, from May 19, 2025, the aggregate principal amount of the Notes set forth opposite such Underwriter’s name in Schedule I hereto.
3.Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on May 19, 2025, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Notes shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Notes shall be made through the facilities of The Depository Trust Company (“DTC”), unless the Representatives shall otherwise instruct.
4.Offering by the Underwriters. It is understood that the Underwriters will propose to offer the Securities for sale to the public as set forth in the General Disclosure Package and the Final Prospectus as soon as they deem it advisable to do so. The Securities are to be initially offered at the offering price set forth in the General Disclosure Package and the Final Prospectus. The Underwriters may from time to time thereafter change the price and other selling terms.
5.Agreements. The Company and the Guarantors, jointly and severally, agree with the Underwriters that:
(a)Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object (except that the Company will not be prevented from amending or supplementing the Registration Statement or the Final Prospectus in accordance with, and to the extent necessary to comply with, paragraph (c) or (d) of this Section 5). The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) under the Act, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
(b)The Company will prepare a pricing term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and substantially in the form attached as Schedule III hereto (such term sheet, the “Pricing Term Sheet”) and will file the Pricing Term Sheet pursuant to Rule 433(d) under the Act within the time required by such Rule.
(c)If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b) under the Act, any event occurs as a result of which the General Disclosure Package would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, the Company will (i) promptly notify the Representatives so that any use of the General Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the General Disclosure Package to correct such statement or omission, subject to the Company furnishing you a copy of such amendment or supplement for your review as required by the first sentence of paragraph (a) of this Section 5 and making any modifications that you reasonably request; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.
(d)If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act), any event occurs as a result of which the Final Prospectus as then supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act, including in connection with the use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the Company furnishing you a copy for your review as required by the first sentence of paragraph (a) of this Section 5 and making any modifications that you reasonably request, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable (if it does not become effective automatically when it is filed) in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.
(e)As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act (which obligation will be considered satisfied by a filing on the Commission’s EDGAR system).
(f)The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement and any post-effective amendments to it (including exhibits thereto), in each case, as may be reasonably requested. and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.
(g)The Company will cooperate with the Underwriters in arranging for the qualification of the Securities for offering and sale under the securities or blue sky laws of such jurisdictions as the Underwriters may designate and will continue such qualification in effect for as long as may be necessary to complete the resale of the Securities by the Underwriters; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to any taxation of its income or any service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
(h)The Company shall apply the net proceeds from the sale of the Securities as set forth under “Use of Proceeds” in the General Disclosure Package and the Final Prospectus.
(i)For so long as any Securities remain outstanding, the Company will furnish to the Underwriters copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or the holders of the Securities and, as soon as available, copies of any reports or financial statements filed by the Company with the Commission or furnished to any national securities exchange on which any class of securities of the Company may be listed. The Company’s obligations under this Section 5(i) will be considered satisfied by a filing on the Commission’s EDGAR system.
(j)Prior to the Closing Date, the Company will not file any document under the Exchange Act which is incorporated by reference in the General Disclosure Package or the Final Prospectus, in each case unless the Underwriters previously have been advised of, and furnished with a copy within a reasonable period of time prior to, the proposed filing. Prior to the Closing Date, the Company will advise the Underwriters of the time when any document filed under the Exchange Act which is incorporated by reference in the General Disclosure Package or the Final Prospectus has been filed with the Commission and will provide evidence satisfactory to the Underwriters of each such filing.
(k)The Company will cooperate with the Underwriters and use all reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC and such other clearance and settlement systems that the Underwriters may designate.
(l)Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(m)The Company will not during the period beginning on the date hereof and continuing to and including the Closing Date, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, of any debt securities of the Company (other than the Securities and any commercial paper notes that are exempt from registration by reason of Section 3(a)(3) of the Act).
(n)Without the prior written consent of the Representatives, the Company has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Act, other than a free writing prospectus containing the information contained in the Pricing Term Sheet prepared and filed pursuant to Section 5(b) hereto; provided, that, the prior written consent of the Representatives shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has

complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
(o)The Company and the Guarantors will pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Act without regard to the proviso therein and otherwise in accordance with Rule 456(b) and Rule 457(r) of the Act.
6.Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities as provided herein shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors contained herein as of the Applicable Time and the Closing Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their obligations hereunder and to the following additional conditions:
(a)The Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b) under the Act; the Pricing Term Sheet and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Act.
(b)On the Closing Date, Cleary Gottlieb Steen & Hamilton LLP shall have furnished to the Underwriters its written opinion and negative assurance letter addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.
(c)On the Closing Date, the General Counsel of the Company shall have furnished to the Underwriters its written opinion addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.
(d)The Underwriters shall have received from Cahill Gordon & Reindel LLP, counsel for the Underwriters, its written opinion and negative assurance letter, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Indenture and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
(e)The Company shall have furnished to the Underwriters a certificate of the Company and each of the Guarantors, signed by the Chief Executive Officer, the President or a Vice President and the principal financial or accounting officer of the Company and an authorized officer of each Guarantor, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the General Disclosure Package and the Final Prospectus and this Agreement and that:
(i)the representations and warranties of the Company and the Guarantors in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company and the Guarantors have complied, in all material respects, with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date;
(ii)the sale of the Securities hereunder has not been enjoined (temporarily or permanently) and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or threatened; and
(iii)since the date of the most recent financial statements included or incorporated by reference in the General Disclosure Package and the Final Prospectus

(exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(f)The Underwriters shall have received from Deloitte & Touche LLP, independent auditors, with respect to the Company (i) a customary comfort letter, dated the date hereof, with respect to the financial statements and certain financial information contained or incorporated by reference in the General Disclosure Package, and (ii) a customary comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters and their counsel, to the effect that Deloitte & Touche LLP reaffirms the statements made in its letter furnished pursuant to clause (i) with respect to the financial statements and certain financial information contained or incorporated by reference in the General Disclosure Package and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three Business Days prior to the Closing Date.
(g)Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the General Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) and prior to the Closing Date, there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) the effect of which is, in the sole judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the General Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(h)Subsequent to the Applicable Time and prior to the Closing Date, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given by such a rating organization of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
(i)The issuance and sale of the Securities pursuant to this Agreement shall not have been enjoined (temporarily or permanently), no restraining order or other injunctive order shall have been issued and no action, suit or proceeding shall have been commenced with respect to this Agreement before any court or governmental authority.
(j)No stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened, and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the Company’s use of the automatic shelf registration statement form.
(k)The Supplemental Indenture shall have been duly executed and delivered by the Company, the Guarantors and the Trustee, and the Securities shall have been duly executed by the Company and the Guarantors, as applicable, and the Securities shall have been duly authenticated by the Trustee.
(l)Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
The documents required to be delivered by this Section 6 shall be delivered to Cahill Gordon & Reindel LLP, counsel for the Underwriters, via electronic delivery on the Closing Date.
7.Expenses. Subject to the following paragraph, the Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 10 hereof, including all costs and expenses incident to: (i) the filing and printing, word processing or other production and delivery of such documents as may be reasonably requested for use in connection the transaction, including any costs of printing and delivery to the Undewriters of the General Disclosure Package and the Final Prospectus and any amendments or supplements thereto, and any blue sky memoranda, (ii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iii) the preparation (including printing), issuance and delivery to the Underwriters of the Securities, (iv) the qualification of the Securities under state securities and blue sky laws, including filing fees and reasonable fees and disbursements of counsel for the Underwriters relating thereto, up to a maximum amount of counsel fees equal to $15,000, (v) the expenses of the Company in connection with any meetings with prospective investors in the Securities, (vi) the fees and expenses of the Trustee, including fees and expenses of its counsel, (vii) any fees charged by investment rating agencies for the rating of the Securities, (viii) any filings required to be made by the Underwriters with the Financial Industry Regulatory Authority, Inc. (“FINRA”), including filing fees and reasonable fees and disbursements of counsel for the Underwriters relating to such filings and the review by FINRA of the terms of the sale of the Securities, up to a maximum amount of counsel fees equal to $10,000, (x) all stamp taxes, transfer taxes, and similar taxes (“Transfer Taxes”) on the issuance of the Securities and delivery of the Securities to the Underwriters (including any such taxes arising from the execution of this Agreement, the Indenture or any other documents and the delivery of such Securities and execution of any related documents) and any such Transfer Taxes on the resale of the Securities by the Underwriters, and (xi) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement.
If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all reasonable out-of-pocket expenses (including reasonable out-of-pocket fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
8.Indemnification and Contribution.
(a)The Company and each of the Guarantors, jointly and severally, agree to indemnify and hold harmless the Underwriters, the directors, officers, employees and agents of the Underwriters, and each person who controls the Underwriters within the meaning of either the Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereto (including any information deemed to be a part thereof pursuant to Rule 430B or Rule 430C under the Act), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus, the Final Prospectus or any amendment or supplement thereto or any electronic road show distributed by or on behalf of the Company, or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor any of the Guarantors will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or the Guarantors by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have.
(b)Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and the Guarantors, each of their directors, each of their officers and each person who controls the Company or the Guarantors within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantors to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company or the Guarantors by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company and the Guarantors acknowledge that the statements set forth under the heading “Underwriting” in the seventh and eighth paragraphs in the Preliminary Prospectus, the General Disclosure Package and the Final Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Preliminary Prospectus, the General Disclosure Package and the Final Prospectus.
(c)Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable out-of-pocket fees, costs and expenses of such separate counsel if (1) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (2) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (3) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (4) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes (A) an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) no statement or finding of fault, culpability or failure to act by or on behalf of any indemnified party.
(d)In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Guarantors and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company and the Guarantors and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among the Underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Guarantors and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case, as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Guarantors on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Underwriters’ obligation to contribute shall be several in proportion to their respective purchase obligations hereunder and not joint. The Company and the Guarantors and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or the Guarantors within the meaning of either the Act or the Exchange Act, each officer of the Company or the Guarantors and each director of the Company or the Guarantors shall have the same rights to contribution as the Company and the Guarantors, subject in each case to the applicable terms and conditions of this paragraph (d).
9.Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule

I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining non-defaulting Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the nondefaulting Underwriters shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.
10.Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading generally shall have been suspended or materially limited by the New York Stock Exchange or the over-the-counter market, (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or a material disruption in clearance or settlement systems through which transfers of securities of the Company are effected shall have occurred or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by any Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto).
11.Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Guarantors or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or the Guarantors or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7, 8 and 14 hereof shall survive the termination or cancellation of this Agreement.
12.Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to BofA Securities, Inc., 114 West 47th Street, NY8-114-07-01, New York, New York 10036, Attention: High Grade Transaction management/Legal, Fax: 646-855-5958, Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department, Email: registration-syndops@ny.email.gs.com, J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk, Phone: 212-834-4533, Fax: 212-834-6081, Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020, Email: BA_DCM_Notices@mizuhogroup.com, Attention: Debt Capital Markets and Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Email: tmgcapitalmarkets@wellsfargo.com, Attention: Transaction Management; or, if sent to the Company or the Guarantors, will be mailed, delivered or telefaxed to Lennar Corporation, 5505 Waterford District Drive, Miami, Florida 33126, Attn: General Counsel (fax no.: (305) 229-6650).
13.Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
14.No Fiduciary Relationship. The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Underwriters is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.
15.Obligations of Guarantors. Notwithstanding anything in this Agreement to the contrary, a Guarantor will not have any liability with regard to representations and warranties in Section 1, with regard to indemnification or contribution under Section 8 or with regard to any other provisions of this Agreement, at any time when that Guarantor is not guaranteeing the Company’s obligations under the Notes (whether because that Guarantor has never guaranteed the Company’s obligations under the Notes, because that Guarantor’s guarantee of the Company’s obligations under the Notes has been suspended or because that Guarantor has been released as a guarantor of the Notes in accordance with the terms of the Indenture).
16.Recognition of the U.S. Special Resolution Regimes.
(a)In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
    As used in this Section 16:

    “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

    “Covered Entity” means any of the following:

    (i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

    (ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

    (iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

    “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

    “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.Applicable Law. This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
18.WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
19.Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
20.Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
21.Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
22.Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.
23.Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
“Class A Common Stock” shall mean the Company’s Class A common stock, par value $.10 per share.

“Class B Common Stock” shall mean the Company’s Class B common stock, par value $.10 per share.
“significant subsidiary” shall mean each subsidiary of the Company that as of the date of this Agreement is a “significant subsidiary” for purposes of Rule 1-02 of Regulation S-X under the Act.
“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company, the Guarantors and the several Underwriters.
Very truly yours,
LENNAR CORPORATION
By:    /s/ Diane Bessette
Name: Diane Bessette
Title: Vice President and Chief Financial Officer
GUARANTORS
Authorized signatory for each of the Guarantors listed on Schedule II hereto
By:    /s/ Diane Bessette
Name: Diane Bessette
Title: Authorized Officer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.
For themselves and each as a Representative of the other Underwriters named in Schedule I hereto.

BofA Securities, Inc.

By: /s/ Robert Colucci
Name: Robert Colucci
Title: Managing Partner

Goldman Sachs & Co. LLC
By: /s/ Jonathan Zwart
Name: Jonathan Zwart
Title: Managing Partner

J.P. Morgan Securities LLC
By: /s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

Mizuho Securities USA LLC
By: /s/ Robert Fahrbach
Name: Robert Fahrbach
Title: Managing Director

Wells Fargo Securities, LLC
By: /s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE II
Guarantors

Greystone Nevada, LLC
Lennar Arizona, LLC
Lennar Carolinas, LLC
Lennar Northwest, LLC
Lennar Colorado, LLC
Lennar Homes, LLC
Lennar Homes of Alabama, LLC
Lennar Homes of California, LLC
Lennar Homes of Idaho, LLC
Lennar Homes of Indiana, LLC
Lennar Homes of Tennessee, LLC
Lennar Homes of Texas Land and Construction, Ltd.
Lennar Homes of Utah, LLC
Lennar Reno, LLC
Lennar Georgia, LLC
TI Lot 8, LLC
St. Charles Community, LLC
U.S. Home, LLC